EXHIBIT 99.1

MetaBank® to acquire the assets of Specialty Consumer Services LP

MetaBank to expand presence in consumer lending and tax services market

Sioux Falls, S.D. (November 10, 2016)-Meta Financial Group, Inc. (NASDAQ: CASH) (“Meta” or the “Company”) and its bank subsidiary, MetaBank®, have signed a definitive agreement with privately-held Specialty Consumer Services LP (“SCS”) to acquire substantially all of SCS’ assets and specified liabilities relating to its consumer lending and tax advance business. SCS primarily provides consumer tax advance and other consumer credit services through its propriety underwriting model and loan management system. The SCS team is expected to join Meta and remain in Hurst, TX, offering uninterrupted support to their clients.

Initial transaction consideration is approximately $15 million at closing, with additional contingent consideration of up to approximately $35 million to be paid if certain benchmarks are achieved post-closing.  The closing consideration is payable approximately 50% in Meta common stock and 50% in cash. Of the additional contingent consideration, achievement of one half of the related earnout benchmarks are payable in cash and achievement of the other half are payable in stock.  The proposed purchase, which is subject to customary conditions, has been approved by the boards of directors of all companies and is expected to close in the fourth calendar quarter of 2016.

Excluding acquisition-related expenses, it is expected that the impact of the transaction will provide 10% to 16% percent accretion to Meta’s earnings per share in the first full year of combined operations. Meta does not intend to raise additional capital for this acquisition and expects to see approximately 10 percent tangible book value dilution at closing with an earn-back period of 3 to 4 years.

SCS’ CEO Brent Turner stated, “We are excited to join the Meta team and extend a joint vision for delivering helpful financial services. SCS currently provides technology and underwriting to Meta in connection with products that serve H&R Block and others, so combining with Meta is a natural fit, positioning Meta as a leader in the tax and consumer lending marketplace. We look forward to equipping Meta with a full complement of financial services and products for consumers.”

“We welcome Brent and the entire SCS team to Meta,” said J. Tyler Haahr, Chairman and CEO of Meta. “This key acquisition continues to expand our strong presence in the tax services space as developed through the acquisitions of Refund Advantage and EPS Financial and our recently announced program partnership with H&R Block. With the addition of SCS, we will be positioned to offer a comprehensive suite of tax products and enable our current and future program partners to streamline their payments and banking operations. In addition, SCS provides Meta with broader resources and a platform to offer additional consumer credit products to other Meta business partners and channels.”

Meta was advised by Sandler O’Neill + Partners and the law firm of Katten Muchin Rosenman LLP. SCS was advised by the law firm of Brown Rudnick LLP.

Forward-Looking Safe Harbor Statement

Meta Financial Group, Inc. and MetaBank may from time to time make written or oral “forward-looking statements,” including statements contained in this press release and in other communications by the Company and MetaBank, which are made in good faith by the Company pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  You can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” “could,” “future” or the negative of those terms or other words of similar meaning. You should carefully read statements that contain these words because they discuss our future expectations or state other “forward-looking” information.

These forward-looking statements include statements with respect to the Company’s beliefs, expectations, estimates, and intentions that are subject to significant risks and uncertainties, and are subject to change based on various factors, some of which are beyond the Company’s control.
These statements include, among other things, statements regarding the potential benefits of the acquisition of SCS, including but not limited to, its accretion to earnings per share in the first full year of combined operations, the anticipated tangible book value dilution and earn-back period;
its ability to increase the Company’s growth and the retention of SCS employees. Actual results may differ materially from those contained in the forward-looking statements contained in this announcement. The potential risks and uncertainties that could cause actual results to differ from those projected include, among other things, the risk that the transaction may not be completed on a timely basis or at all, the businesses of MetaBank and SCS may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; the risk that sales of SCS products by MetaBank may not be as high as anticipated; the expected growth opportunities or cost savings from the SCS acquisition may not be fully realized or may take longer to realize than expected; customer losses and business disruption following the SCS acquisition, including adverse effects on relationships with former or current employees of SCS may be greater than expected; the risk that the Company may incur unanticipated or unknown losses or liabilities if it completes the SCS acquisition.  The following factors, among others, could also cause the Company's financial performance and results of operations to differ materially from the expectations, estimates, and intentions expressed in such forward-looking statements: the strength of the United States' economy, in general, and the strength of the local economies in which the Company conducts operations; the effects of, and changes in, trade, monetary, and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System (the “Federal Reserve”), as well as efforts of the United States Treasury in conjunction with bank regulatory agencies to stimulate the economy and protect the financial system; inflation, interest rate, market, and monetary fluctuations; the timely development of, and acceptance of new products and services offered by the Company, as well as risks (including reputational and litigation) attendant thereto, and the perceived overall value of these products and services by users; the risks of dealing with or utilizing third parties; any actions which may be initiated by our regulators; the impact of changes in financial services laws and regulations, including, but not limited to, laws and regulations relating to the tax refund industry, and the insurance premium finance industry, our relationship with our primary regulators, the Office of the Comptroller of the Currency (“OCC”) and the Federal Reserve, as well as the Federal Deposit Insurance Corporation (“FDIC”), which insures MetaBank’s deposit accounts up to applicable limits; technological changes, including, but not limited to, the protection of electronic files or databases; acquisitions; litigation risk, in general, including, but not limited to, those risks involving the Meta Payment Systems division; the growth of the Company’s business, as well as expenses related thereto; continued maintenance by MetaBank of its status as a well-capitalized institution, particularly in light of our deposit base, a substantial portion of which has been characterized as “brokered”; changes in consumer spending and saving habits; and the success of the Company at managing and collecting assets of borrowers in default.

The foregoing list of factors is not exclusive. Additional discussions of factors affecting the Company’s business and prospects are reflected under the headings “Risk Factors” and in other sections of the Company’s Annual Report on Form 10-K and in the Company’s Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings made with the SEC. The Company expressly disclaims any intent or obligation to update any forward-looking statements, whether written or oral, that may be made from time to time by or on behalf of the Company or its subsidiaries.

About Meta Financial Group

Meta Financial Group, Inc. is the holding company for MetaBank®, a federally chartered savings bank. Meta Financial Group’s shares are traded on the NASDAQ Global Select Market® under the symbol CASH. Headquartered in Sioux Falls, SD, MetaBank operates in both the Banking and Payments industries through: MetaBank, its traditional retail banking operation; Meta Payment Systems, its electronic payments division; AFS/IBEX, its insurance premium financing division; and Refund Advantage and EPS, its tax-related financial solutions divisions.

About Specialty Consumer Services LP

SCS is the nation’s leading provider of technology, underwriting and consulting services to national tax return preparation companies and the pioneer for no fee refund advance products.  SCS provides best-in-class analytics and lending services to its clients, allowing them to expand the benefits of product offerings and create consumer friendly solutions to meet customer needs.

Media Contact:
Katie LeBrun
Corporate Communications Director
605.362.5140
klebrun@metabank.com